Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-180684 on Form S-3/A of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. of:

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our reports dated September 26, 2011, relating to the consolidated financial statements and consolidated financial statement schedules of Ferrellgas Partners, L.P. and subsidiaries, and the effectiveness of Ferrellgas Partners, L.P.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P. for the year ended July 31, 2011; and

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our report dated September 26, 2011, relating to the financial statements of Ferrellgas Partners Finance Corp. appearing in the Annual Report on Form 10-K of Ferrellgas Partners Finance Corp. for the year ended July 31, 2011; and

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Kansas City, Missouri
May 29, 2012